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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 25, 2006

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                                  NEWGOLD, INC.
               (Exact Name of Registrant as Specified in Charter)

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          Delaware                       0-20722                  16-1400479
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


       400 Capitol Mall, Suite 900
             Sacramento, CA                                 95814
(Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (916) 449-3913

                                      Same
         (Former name or Former Address, if Changed Since Last Report.)

                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item  1.01        Entry into a Material Definitive Agreement

Private Placement

         On January 27, 2006, Newgold, Inc. ("Newgold" or the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") in connection with a private placement of a convertible debenture, in the principal amount of $1,000,000 and bearing interest of 8% per annum (the "Debenture"). The Debenture will be funded $600,000 at the closing , $200,000 upon the filing of a resale registration statement with the Securities and Exchange Commission and $200,000 upon the registration statement being declared effective. The Debenture is due and payable on January 27, 2009 unless it is converted into shares of the Company's common stock or is repaid prior to its expiration date. Additionally, pursuant to the Purchase Agreement, the investor was issued warrants (the "Warrants") to purchase an aggregate of 2,500,000 shares of Newgold common stock with 1,250,000 warrants exercisable at $0.20 per share and 1,250,000 warrants exercisable at $0.30 per share. The Warrants have a term of four years and are immediately exercisable.

         Pursuant to the Registration Rights Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission within 30 days of the closing of the transaction covering the possible resale from time to time in the future of the shares of common stock underlying the convertible debenture and the Warrants. The Registration Rights Agreement provides for certain penalties to the Company if the registration statement is not filed or does not become effective before dates specified in that agreement. Each of the Company and the investor has agreed to indemnify the other party and certain affiliates against certain liabilities related to the registration statement.

         Yorkville Advisors LLC acted as advisor for the financing and received customary due diligence and structuring fees based on the aggregate gross proceeds of the transaction.

         The foregoing summary of the terms and conditions of the Purchase Agreement, the Registration Rights Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and Secured Convertible Debenture attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Item 2.01         Completion of Acquisition or Disposition of Assets

         On January 25, 2006, Newgold entered into a joint venture with ASDi, LLC to develop two Nevada mining properties known as the Red Caps Project ("Red Caps") and Crescent Valley Project ("Crescent Valley"). The Red Caps consists of approximately 96 unpatented mining claims covering 1900 acres and the Crescent Valley consists of approximately 39 unpatented mining claims covering 750 acres. Both properties are located in the Battle Mountain-Eureka mineral belt in Nevada. The Red Caps and Crescent Valley mining claims are currently owned by ASDi, LLC which is owned and managed by A. Scott Dockter, Chairman and CEO of Newgold. The joint venture will be operated through a newly formed Nevada limited liability company called Crescent Red Caps, LLC. The terms of the joint venture provide for ASDi to contribute the Red Caps and Crescent Valley mining claims to the LLC in exchange for Newgold issuing 2.5 million shares of its common stock to ASDi. Newgold will initially own a 22.22% interest in the LLC and ASDi will hold a 77.78% interest. By expending up to $1,350,000 on each project over the next three years, Newgold can increase its interest in the LLC to 66.66%. Thereafter, Newgold has the right to purchase the remaining interest in the LLC held by ASDi at a price

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to be determined by the results of the exploration work conducted. Newgold will be the Manager of the LLC.


Item 2.03         Creation of a Direct Financial Obligation

         See Item 1.01 above, which disclosures are incorporated herein by reference. When fully funded, the secured Debenture will represent $1,000,000 of debt owed by the Company. The Debenture bears interest at an annual rate of 8% which accrues until the maturity date of January 27, 2009 at which time all principal and accrued interest not previously converted into Newgold common stock or repaid, will be due and payable. Both principal and interest are convertible into shares of the Company's common stock at a 5% discount from the average bid price existing at the time of conversion or $0.2626 per share, whichever, is lower. The $0.2626 price per share is subject to adjustment for stock splits, dividends or if securities of the Company are sold at a price below $0.2626 per share (with certain exceptions). Newgold may repay the debt early by paying a Redemption Premium equal to 13% of the principal amount being redeemed plus accrued interest thereon.

         The investor also has a right of first refusal on any future financing occurring after 18 months following the closing.

         The Debenture is secured by 78 unpatented mining claims existing on the Company's Relief Canyon mining property located in Pershing County, Nevada. In addition, if a default should occur, the Company could be required to issue up to an additional 24,050,025 shares of its common stock to the investor depending on how much of the Debenture principal and interest remained at the time of the default.

Item 3.02         Recent Sales of Unregistered Securities

         See Item 1.01 above, which disclosures are incorporated herein by reference. The issuance of the Debenture and Warrants was completed in accordance with the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933 and/or Section 4(6) of the Securities Act of 1933, as amended. The investor represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

         See Item 2.01 above, which disclosures are incorporated herein by reference. The issuance of Newgold common stock to ASDi LLC was completed in accordance with the exemption from registration provided by Section 4(2) of the Securities Act of 1933 as a private placement made to one accredited investor.












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Item 9.01         Financial Statements and Exhibits

       Exhibits.

         4.1      Convertible Debenture.
         4.2.1    Form of Warrant - $.20 exercise price.
         4.2.2    Form of Warrant - $.30 exercise price.
         10.1 Securities Purchase Agreement, dated January 27, 2006, by and among Newgold and the investor named therein.
         10.2 Registration Rights Agreement, dated January 27, 2006, by and among Newgold and the investor named therein.
         99.1     Press Release dated January 25, 2006





                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 2, 2006                     NEWGOLD, INC.


                                            By: /s/ A. SCOTT DOCKTER
                                               -------------------------------
                                               A. Scott Dockter
                                               Chief Executive Officer
                                               (Duly Authorized Officer)



























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